UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2021

Thrive Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40939	98-1601854
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Riverside Center 275 Grove Street, Suite 2-400
Newton, MA 02466
(Address of principal executive offices)

(617) 663-5988

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	THAC.U	The Nasdaq Stock Market LLC
Class A ordinary share, par value $0.0001 per share	THAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one Class A ordinary share for $11.50 per share	THAC.W	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 7, 2021, Thrive Acquisition Corporation (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), and warrants (the “Warrants”) included in the Units commencing on or about December 8, 2021. Each Unit consists of one Class A Ordinary Share and one-half of one redeemable Warrant to purchase one Class A Ordinary Share. Any Units not separated will continue to trade on The Nasdaq Global Market (“Nasdaq”) under the symbol “THAC.U,” and the Class A Ordinary Shares and Warrants will separately trade on Nasdaq under the symbols “THAC” and “THAC.W,” respectively. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into shares of Class A Ordinary Shares and Warrants.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
99.1	Press Release dated December 7, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THRIVE ACQUISITION CORPORATION

By:	/s/ Charles Jobson
Name:	Charles Jobson
Title:	Chief Executive Officer

Dated: December 7, 2021

2